                                                                       EXHIBIT 4
                            STOCK PLEDGE AGREEMENT

     THIS AGREEMENT is executed as of December 15, 1997, by BSR INVESTMENTS, LTD. ("BORROWER"), for the benefit of ARABELLA S.A., a publicly traded Luxembourg company ("LENDER").

     FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Borrower agrees with Lender as follows:

     (a) Reference to Loan Agreement. This agreement is being executed and delivered pursuant to the terms and conditions of the $1,900,000 Term Note with Warrants Agreement dated December 15, 1997, between Borrower and Lender (as the same may hereafter be renewed, extended, amended or supplemented, the "LOAN AGREEMENT").

     (b) Security Interest. In order to secure the full and complete payment and performance of all future, as well as existing, advances, indebtedness, liabilities and obligations owed by Borrower to Lender under the Loan Agreement and all indebtedness, liabilities and obligations of Borrower arising under this agreement (the "OBLIGATION" or "SECURED OBLIGATIONS") when due, Borrower hereby grants to Lender a security interest in, and pledges and assigns to Lender, the following items and types of property (the "COLLATERAL"): (a) 1,800,000 shares of common stock (the "STOCK") of Cheniere Energy, Inc., a Delaware corporation ("CHENIERE"); and (b) all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or claims against any other person with respect to, the Stock. Such security interest is granted, and such pledge and assignment are made, as security only and shall not subject Lender to, or transfer or in any way affect or modify, any obligation of Borrower with respect to any of the Collateral or any transaction involving or giving rise thereto.

     The description of Collateral contained in this PARAGRAPH 2 shall not be deemed to permit any action prohibited by this agreement.

     All capitalized terms used herein not otherwise defined shall have the respective meaning ascribed to them in the Loan Agreement.

     (c) Delivery of Collateral. All securities pledged as Collateral hereunder shall be delivered to and held by Escrow Agent, with stock powers attached, endorsed in blank. All instruments or certificates other than securities representing or evidencing Collateral hereunder shall be delivered to and held by Escrow Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, and/or with appropriate endorsements, in form and substance satisfactory to Lender.

     (d) Representations and Warranties. Borrower represents and warrants to Lender that:

          (i) Borrower's place of business and chief executive office is as specified opposite its signature below and is where Borrower is entitled to receive notices hereunder.

          (ii) The Stock is duly authorized, validly issued, fully paid and non-assessable, and the transfer thereof is not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws. Borrower has full right, power and authority to execute, deliver and perform this Pledge Agreement. This Pledge Agreement constitutes a legally valid and binding obligation of Borrower,
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enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Pledge Agreement does not and will not require authorization, approval or other action by, notice to, or registration or filing with, any person or entity, including without limitation, any stockholder or creditor of Borrower, or any other governmental officer or entity.

          (iii) Borrower owns the Stock free and clear of all liens. Borrower is (or to the extent that the Collateral is acquired after the date hereof, will be) the sole legal and beneficial owner of the Collateral and has exclusive possession and control thereof; the security interest hereunder in the Collateral is a first, prior and perfected security interest securing the Secured Obligations; there are no security interests, liens, charges or t encumbrances upon, or adverse claims of title to, or any other interest whatsoever in, the Collateral or any portion thereof except that created by this Pledge Agreement; and no financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof exists or is on file in any public office, except as may have been filed in favor of Lender relating to this Pledge Agreement or related agreements, or for which duly executed termination statements have been delivered to Lender for filing.

          (iv) None of the execution, delivery and performance of this Pledge Agreement by Borrower, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof or the exercise by Lender of any rights or remedies hereunder will constitute or result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which with notice or lapse of time or both will result in a breach of or constitute a default, or result in the creation of any lien (other than in favor of Lender), under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Borrower is a party, or conflict with any law, order, rule, regulation, license or permit applicable to Borrower of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or its properties.

          (v) None of the Collateral constitutes "margin stock," as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     (e)  Covenants.  Borrower shall:

          (i) Promptly notify Lender of any change in any fact or circumstances represented or warranted by Borrower with respect to any of the Collateral.

          (ii) Promptly notify Lender of any claim, action or proceeding affecting the security interest granted and the pledge and assignment made under PARAGRAPH 2 (the "SECURITY INTEREST") or title to all or any of the Collateral and, at the request of Lender, appear in and defend, at Borrower's expense, any such action or proceeding.

          (iii) Deliver to Lender each item of Collateral hereunder promptly upon Borrower's acquisition thereof, accompanied by the relevant documents, instruments and/or endorsements described above, and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (iv) Not in any way sell, transfer or convey, whether voluntarily, involuntarily, by operation of law or otherwise, or voluntarily hypothecate or encumber, any interest in the Collateral, except the liens created by this Pledge Agreement, and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.
If the Collateral, or any part

                                       2
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thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Borrower will hold the proceeds thereof in a separate account for Lender's benefit. Borrower will, at Lender's request, transfer such proceeds to Lender in kind.

          (v) At Borrower's expense and Lender's request, file or cause to be filed such applications and take such other actions as Lender may request to obtain the consent or approval of any tribunal to Lender's rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default (as defined in the Loan Agreement) without additional consent or approval from such tribunal.

          (vi) Promptly and in no event later than five business days follow request Lender, procure or execute and deliver any documents, any instruments, give any notices, execute and file any financing statements or other documents, all in form and substance reasonably satisfactory to Lender, and take any other actions which are necessary or, in the reasonable judgment of Lender, desirable or appropriate to perfect or continue the perfection, first priority and enforceability of Lender's security interest in the Collateral, to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect or to assure further the purposes and provisions of this Pledge Agreement, and will pay all costs reasonably incurred in connection therewith.

          (vii) Not relocate Borrower's principal place of business or chief executive office unless prior thereto it (i) gives Lender thirty days prior written notice of such proposed relocation (such notice to include, without limitation, the name of the county or parish and state into which such relocation is to be made) and (ii) executes and delivers all such additional documents and performs all additional acts as Lender, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interest in such Collateral.

          (viii) Not change Borrower's name or address to which it is entitled to receive notices hereunder unless prior thereto it gives Lender 30 days prior written notice of such proposed change and executes and delivers all such additional documents and performs all additional acts as Lender, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interest in all of the Collateral.

          (ix) Pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid claims and charges whatsoever subject to Borrower's right to Contest any such matter.

Lender is hereby authorized to pay all reasonable costs and expenses incurred in the exercise or enforcement of its rights hereunder, including reasonable attorneys' fees, and to apply any Collateral or proceeds thereof against such amounts, and then to credit or use any further proceeds of the Collateral in accordance herewith. Lender may take any actions permitted hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Lender shall only be accountable for monies which it actually receives from or out of the Collateral.

     (f) Dividends and Distributions. So long as no Event of Default shall have occurred or exist under the Loan Papers and all amounts due Lender have been paid as provided therein, Borrower shall be entitled to receive all cash dividends and other distributions with respect to the Collateral. Upon the occurrence of such an Event of Default, Lender shall thereafter receive and, at its option, may apply all cash

                                       3
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dividends and other distributions against the Obligation or may hold such dividends as additional Collateral hereunder. Any dividends and other distributions other than those permitted to be received by Borrower pursuant to the first sentence hereof receivable or otherwise distributed with respect to the Collateral shall be, and shall forthwith be delivered to Lender to be, applied to reduce the Obligation or, at Lender's option, held as additional Collateral hereunder, and shall, if received by Borrower, be received in trust for the benefit of Lender, be segregated from the other property or funds of Borrower, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

     (g) Defaults. The occurrence of any one or more of the following events or conditions shall constitute a default under this Pledge Agreement:

          (i)    an Event of Default under the Loan Agreement; or

          (ii) Borrower shall fail to perform any obligation or covenant required to be performed by it, or otherwise defaults in the performance of any of its obligations hereunder; or

          (iii) Borrower makes any written warranty, representation or statement to Lender in connection with this Pledge Agreement which is or was false or misleading in any material respect when made or furnished.

     (h) Remedies. Upon the occurrence and continuation of a default by Borrower hereunder, Borrower expressly covenants and agrees that Lender may, at its option, in addition to other rights and remedies provided herein or otherwise available to it, without notice to or demand upon, exercise any one or more of the rights set forth as follows:

          (i) declare all advances made by Lender to Borrower under the Loan Agreement to be immediately due and payable, whereupon all unpaid principal and interest on said advances and all other indebtedness and Secured Obligations shall become and be immediately due and payable;

          (ii) immediately take possession of all items of Collateral hereunder not then in its possession and require Borrower or the parties in possession thereof to deliver such Collateral to Lender at one or more locations as Lender shall designate;

          (iii) exercise any or all of the rights and remedies provided for by the New York Uniform Commercial Code or any other applicable jurisdiction, specifically including, without limitation, the right to recover the reasonable attorneys' fees and other expenses incurred by Lender in the enforcement of this Pledge Agreement or in connection with Borrower's redemption of the Collateral. Lender may exercise its rights under this Pledge Agreement independently of any other collateral or guaranty that Borrower may have granted or provided to Lender in order to secure payment and performance of the Secured Obligations, and Lender shall be under no obligation or duty to foreclose or levy upon any other collateral given by Borrower to secure any Secured Obligation or to proceed against any guarantor before enforcing its rights under this Pledge Agreement;

          (iv) without notice (except as specified below), sell the Collateral, or any part thereof in one or more parcels at one or more public or private sales or on any securities exchange or other recognized market, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable. Lender shall be entitled at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Lender that they may be offered and sold the Collateral to be sold without registration under the Securities Act of 1933, as amended, or any other applicable state or federal statute, and

                                       4
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upon the consummation of any such sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Lender may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Lender, in its reasonable judgment, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act of 1933 as then in effect (or any other regulation of similar import). If Lender solicits such offers from such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Collateral. Borrower acknowledges and agrees that, to the extent notice of sale is required by law, at least ten (10) days' written notice to Borrower of the time and place of any public sale or of the date on or after which a private sale is to be made shall constitute reasonable notification. Any public sale shall be held at such time or times during ordinary business hours and at such place or places as Lender may fix in the notice of such sale. Lender may sell all or any portion of the Collateral on any securities exchange or other recognized market without notice to Borrower. At any private or public sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate lots, as Lender shall determine. Lender, in its sole discretion, if permitted by law, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the Collateral at any public sale or sale on any securities exchange or other recognized market. Notwithstanding the foregoing, Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale or, with respect to a private sale, after which such sale may take place, and any such sale may, without further notice, be made at the time and place to which the same was so adjourned or, with respect to a private sale, after which such sale may take place. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of Borrower, and Borrower hereby waives, to the full extent permitted by law, all rights of redemption, stay and/or appraisal which Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, and Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral purchased. In case of any such failure, such Collateral may be sold again upon like notice. The parties hereto agree that the notice provisions, method, manner and terms of any sale, transfer or disposition of any Collateral in compliance with the terms set forth herein or any other provision of this Pledge Agreement are commercially reasonable. If Lender determines to exercise its right to sell any or all of the Collateral, upon request, Borrower shall and shall cause each Issuer from time to time to furnish to Lender all information Lender may request in order to value the Collateral and/or effect its sale, including without limitation determining the number of shares and other instruments included in the Collateral and any information which may be helpful in determining which of the Collateral may be sold by Lender as exempt transactions under the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission thereunder as then in effect;

          (v) enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full and final payment of any deficiency has been made in cash. Borrower shall reimburse Lender upon demand for, or Lender may apply any proceeds of Collateral to, the costs and expenses (including reasonable attorneys' fees, transfer taxes and any other charges) incurred by Lender in connection with any sale, disposition or retention of any Collateral or any other exercise of rights or remedies hereunder; and

          (vi) upon the occurrence of a default hereunder, any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon

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all or any part of the Collateral may, in the discretion of Lender, be held by
Lender as collateral for and/or then or at any time thereafter applied (including application to the payment of any costs, expenses, indemnification and other amounts payable to Lender hereunder, which amounts may be paid in whole or in part prior to the other obligations secured hereby) in whole or in part by Lender against all or any part of the Obligations in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, provided, however, that in the event that all of the conditions to termination of this Pledge Agreement under subsection 11(u) hereof shall have not been fulfilled, such balance shall be held as additional Collateral hereunder and applied from time to time to Lender's costs and expenses and as otherwise provided hereunder until all such conditions shall have been fulfilled.

     (i) Authority of the Lender. Lender shall have and be entitled to exercise all powers hereunder which are specifically delegated to Lender by the terms hereof, together with such powers as are reasonably incident thereto. In addition, Lender shall be entitled to transfer into street name or the name of a nominee or nominees any certificates or instruments representing or evidencing any of the Collateral hereunder, and to have any such certificates or instruments exchanged for ones of smaller or larger denominations. Without limiting the foregoing, Lender shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) in accordance with this Pledge Agreement and any agreements related thereto; provided that, in the event of a conflict between the provisions of such agreements, the applicable provisions of this Pledge Agreement shall control. Lender may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of Lender or any director, officer, employee, attorney or agent of Lender shall be liable to Borrower for any action taken or omitted to be taken by it or them hereunder or in connection herewith (including without limitation any action or inaction with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral whether or not Lender has or is deemed to have knowledge thereof and with respect to any necessary steps to preserve rights against any parties with respect to any Collateral, all of which action or inaction shall be at Lender's sole option), except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; nor shall Lender be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Lender and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

     (j)  Other Rights of Lender.

          (i) Performance. In the event Borrower shall fail to perform any of its obligations hereunder with respect to the Collateral, then Lender may, at its option, but without being required to do so, take such action which Borrower is required, but has failed or refused, to take. Any sum which may be expended or paid by Lender under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at LIBOR (as defined in the Loan Agreement) plus 4%, net of the daily portion of United States federal income tax withholding attributable to such interest, until paid and, together with such interest, shall be payable by Borrower to Lender upon demand and shall be part of the Obligation.

          (ii) Collection. Upon notice from Lender, Cheniere is hereby authorized and directed by Borrower to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Lender. Subject to Subparagraph (e) hereof, until such notice is given, Borrower

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is authorized to retain and expend all payments made on Collateral. Regardless of any other provision hereof, however, Lender shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Borrower to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Lender shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Borrower with respect to any of such matters (irrespective of whether Lender actually has, or may be deemed to have, knowledge thereof).

          (iii) Record Ownership of Securities. If a Default has occurred and is continuing, Lender may have the Stock registered in its name, or in the name of its nominee or nominees, as pledgee.

          (iv) Voting of Securities. So long as no Default has occurred, Borrower shall be entitled to exercise all voting rights pertaining to the Stock. After the occurrence and during the continuance of a Default, the right to vote the Stock shall be vested exclusively in Lender. To this end, Borrower irrevocably appoints Lender the proxy and attorney-in-fact of Borrower, with full power of substitution, to vote and to act with respect to the Stock, subject to the understanding that such proxy may not be exercised unless a Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

          (v) Certain Proceeds. Any and all stock dividends or distributions in property made on or in respect of the Stock, and any proceeds of the Stock, whether such dividends, distributions, or proceeds result from a subdivision, combination or reclassification of the outstanding capital stock of Cheniere or as a result of any merger, consolidation, acquisition or other exchange of assets to which Cheniere may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Borrower, be held in trust for the benefit of Lender, and shall forthwith be delivered to Lender (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Borrower in accordance with Lender's instructions) to be held subject to the terms hereof. Any cash proceeds of Collateral which come into the possession of Lender may, at Lender's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Borrower for any general or specific purpose, or be retained in whole or in part by Lender as additional Collateral.

     (k)  Miscellaneous.

          (i) Term. Upon full and final payment and performance of the Obligation, this agreement shall thereafter terminate upon receipt by Lender of Borrower's written notice of such termination; provided that no Obligor shall ever be obligated to make inquiry as to the termination of this agreement, but shall be fully protected in making payment directly to Lender.

          (ii) Actions Not Releases. The Security Interest and Borrower's obligations shall not be affected by the occurrence of any one or more of the following events: (i) The acceptance of any other security for the Obligation;
(ii) any release, surrender, exchange, subordination or loss of any security for the Obligation; (iii) the insolvency, bankruptcy or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation; (iv) any neglect, delay, omission, failure or refusal of Lender to take or prosecute any action in connection with any other instrument evidencing or securing the Obligation; or (v) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Lender is required to refund such payment or pay the amount thereof to someone else.

                                       7
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          (iii)  Waivers.  Borrower waives (i) any right to require Lender to proceed against any other person, to exhaust its rights in the Collateral, or to pursue any other right which Lender may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment and notice of the intention to accelerate; and (iii) all rights of marshaling.

          (iv) Financing Statement. Lender shall be entitled at any time to file this agreement (or a copy) as a UCC financing statement, but the failure of Lender to do so shall not impair the validity or enforceability of this agreement.

          (v) Information. Except as otherwise provided by law, the charge of Lender for furnishing each statement of account or each list of Collateral shall be $10.00.

          (vi) Notices. All notices, requests, demands, consents and other communications which are required or may be given under this Pledge Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital method and receipt is confirmed electronically; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          To Lender:           Arabella S.A.
                               35, rue Glesener
                               L-1631
                               Luxembourg

          With a copy to:      Stroock & Stroock & Lavan LLP
                               180 Maiden Lane
                               New York, New York  10038-4982
                               Attention:  Stephan Haimo, Esq.

          To Borrower:         BSR Investments, Ltd.
                               97 Avenue Henri Martin
                               Paris, France 75016

          With a copy to
          Cheniere's counsel:  Porter & Hedges, L.L.P.
                               700 Louisiana Street, 35th Floor
                               Houston, Texas  77002
                               Attention:  Nick D. Nicholas

          (vii) Headings. The various headings in this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provision hereof.

          (viii) Amendments. This Pledge Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (ix) No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any power, privilege or right under this Pledge Agreement or any related agreement shall operate as a waiver thereof nor shall any single or partial exercise by Lender of any power, privilege or right under this Pledge Agreement or any related agreement preclude any other or further exercise thereof or the exercise of any other power, privilege or right. The powers, privileges and rights in this Pledge Agreement are cumulative and are not exclusive of any other remedies provided by law. No waiver by Lender of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

          (x) Time of the Essence. Time is of the essence of each provision of this Pledge Agreement of which time is an element.

          (xi) Binding Pledge Agreement. All rights of Lender hereunder shall inure to the benefit of its successors and assigns. Borrower shall not assign any of its interest under this Pledge Agreement without the prior written consent of Lender. Any purported assignment inconsistent with this provision shall, at the option of Lender, be null and void.

          (xii) Entire Agreement. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          (xiii) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Pledge Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (xiv) Fees and Expenses. Except as set forth herein and in the Loan Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Pledge Agreement and to any action taken by such party in preparation of carrying this Pledge Agreement into effect.

          (xv) Statute of Limitations. Borrower hereby waives the right to plead any statute of limitations as a defense to any indebtedness or obligation hereunder or secured hereunder to the full extent permitted by law.

          (xvi) Severability. If any provision or obligation of this Pledge Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

          (xvii) Survival of Provisions. All representations, warranties and covenants of Borrower contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement pursuant to subsection 11(u) hereof.

          (xviii) Power of Attorney. Borrower hereby appoints and constitutes Lender as Borrower's attorney-in-fact for purposes of, subject to Sections 6 and 8 hereof, (i) collecting any Collateral, (ii)

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

conveying any item of Collateral to any purchaser thereof, and (iii) making any payments or taking any acts under the last part of Section 5 hereof. Lender's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for Lender's own account, any checks or instruments in the name of Borrower, to execute or receipt for any document, to transfer title to any item of Collateral, and to take any other actions necessary or incident to the powers granted to Lender in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by Borrower.

          (xix) Registration Rights. Upon the occurrence of a default hereunder, if Lender has taken possession of the stock and determines that registration of any of the stock under, or other compliance with, the Securities Act of 1933 or any similar federal or state law is desirable, Borrower will use its best efforts to cause such registration or compliance to be effectively made, at no expense to Lender, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of Lender. Borrower will reimburse Lender upon demand for any expenses incurred by Lender (including reasonable attorneys' fees) incurred in connection therewith which expenses shall be part of the Secured Obligations hereunder.

          (xx) Duty of Care. None of Lender or any director, officer, employee, attorney or agent of Lender shall have any duty or obligation to care for the Collateral hereunder or to take any actions to protect the value of the Collateral or any rights or privileges the Borrower might have with respect thereto, except that Lender shall exercise reasonable care in the physical preservation of items of Collateral in Lender's possession. Lender shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. None of Lender or any director, officer, employee, attorney or agent of Lender shall have any obligation to take any actions to preserve any rights which Borrower or any other party may have against any third party with respect to any item of Collateral.

          (xxi) Termination of Pledge. This Pledge Agreement and the security interest and pledge hereunder shall not terminate until the full and final payment and performance of all indebtedness and obligations secured hereunder. At such time or at any other time when the Loan Agreement requires Lender to release its security interest hereunder, Lender shall reassign and redeliver to Borrower all of the Collateral hereunder which has not been sold, disposed of, retained or applied by Lender in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Lender, and shall be at the expense of Borrower. Without limiting the generality of the foregoing, the security interest and pledge hereunder shall not be terminated by the transfer of any of the Collateral hereunder from Lender to Borrower, or any person designated by Borrower, for the purpose of ultimate sale, exchange, presentation, collection, renewal or registration of transfer or for any other purpose. Notwithstanding anything to the contrary herein, this Pledge Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the indebtedness and obligations secured hereunder is rescinded or must otherwise be restored or returned by Lender upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other person or upon or in connection with the appointment of any intervenor or conservator of, or trustee or similar official for, Borrower or any other person or any substantial part of its assets, or otherwise, all as though such payment had not been made.

          (xxii) Waiver of Marshalling. Borrower, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the liens granted under this Pledge Agreement, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have the Collateral and/or any other property now or hereafter constituting security for any of the obligations secured hereunder marshalled upon the exercise of any remedies under this Pledge Agreement or any other agreement granting security for the obligations secured hereunder.

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

          (xxiii) Security Interest Absolute. All rights of Borrower and security interests hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, irrespective of:

                   (1) any lack of validity or enforceability of any document, agreement or instrument entered into in connection herewith;

                   (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations secured hereby, or any other amendment or waiver of or any consent to any departure from any document, agreement or instrument entered into in connection herewith, including, without limitation, any change in fees or interest rates, or any increase in the obligations secured hereby resulting from the extension of additional credit to Borrower or any of its subsidiaries or otherwise;

                   (3) any enforcement, release, amendment, termination or waiver of, or consent to the departure from any term or condition of this Pledge Agreement, any guarantee or any related document, including the taking, holding or sale of any collateral or any termination or release of any collateral (other than a complete release of the Collateral from the liens created by this Pledge Agreement or any related document) or any guarantee, or the non-perfection of any liens created by this Pledge Agreement or any related document;

                   (4) any refusal of payment by Lender in whole or in part, from any obligor or guarantor in connection with any of the obligations secured hereby, whether or not with notice to, or further assent by, or any reservation of rights against. Borrower; or

                   (5) any change, restructuring or termination of the corporate structure or existence of Borrower or any of its subsidiaries.

          (xxiv) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.

          (xxv) Governing Law: Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages.

                   (1) The interpretation, validity and enforcement of this Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and any dispute arising out of, connected with, related to, or incidental to this Pledge Agreement, or to the relationship established with Borrower and Lender, and whether arising in contract, tort, equity or otherwise (the "DISPUTE") shall be resolved in accordance with the internal laws and decisions of the State of New York, excluding and without regard to its conflicts of laws principles.

                   (2) Except as provided in subparagraph (e) below with respect to enforcement by the Lender of a judgment or order awarded in connection with any Dispute, Borrower and the Lender agree that any Dispute shall be resolved by, and shall be under the sole and exclusive jurisdiction of, State or Federal Courts located in The City and County of New York, New York.

                   (3) Borrower irrevocably agrees and consents

                       (A) to be subject to the personal jurisdiction of such Courts as to any Dispute, and

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

                       (B) that service of process in connection with any Dispute may be effected by: (i) mailing copies of service of process documents by registered or certified mail, postage prepaid, to the Borrower at its address specified in subsection 11(f) hereof, such service to become effective 10 days after such mailing, or (ii) through service of process in any other manner permitted by law.

                   (4) Borrower waives in any Dispute any objection they may have to the location of the Court considering the Dispute, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

                   (5) Borrower agrees that the Lender shall have the right to proceed against Borrower or the Collateral in a Court in any location reasonably selected in good faith to enable the Lender to realize on such property, or to enforce a final judgment or other court order entered in favor of the Lender in connection with any Dispute, including a default judgment entered on any Borrower's failure to appear in any proceeding relating to a Dispute, and that in any such proceeding, Borrower agrees:

                       (A) the judgment or order shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, or in any other manner provided by law;

                       (B) it will not assert any permissive counterclaims;

                       (C) in connection with any such proceeding, it agrees and consents to be subject to the personal jurisdiction of the Court, and to service of process in the same manner described in (iii)(2) above;

                       (D) it waives any objection it may have to the location of the court where the proceeding is brought, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens;

                       (E) it waives to the extent permissible under law any objection it may have to enforcement of the judgment to its full extent, or any other right to challenge the enforcement of any such judgment or to assert any defenses to such judgment, and will do all that is possible, including preparing and signing documents and cooperating in whatever process and procedure is necessary to enforce the judgment, to have the judgment enforced as fully and as quickly as possible.

                   (6) Borrower has been fully advised by its lawyers as to the foregoing, understands and agrees to all of the foregoing, and agrees and believes it should be fully obligated under the foregoing as written.

          (xxvi) Successors and Assigns. This Pledge Agreement shall inure to the benefit of Lender, its successors and assigns, including the assignees of any Secured Obligation or of the benefit of any Secured Obligation and shall bind the heirs, executors, administrators, successors and assigns of Borrower. This Pledge Agreement is assignable by Lender with respect to all or any portion of the Secured Obligations, and when so assigned, Borrower shall be liable to the assignees under this Pledge Agreement without in any manner affecting the liability of Borrower hereunder with respect to any of the Secured Obligations retained by Lender. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

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

          (xxvii) Multiple Counterparts. This agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart.

     EXECUTED as of the day and year first herein set forth.


                              BSR INVESTMENTS, LTD.


                              By: /s/ NICOLE SOUKI
                                 ---------------------------
                              Name: Nicole Souki
                                   -------------------------
                              Title: Director
                                    ------------------------

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